EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-KSB for the fiscal year ended February 29, 2008 (the "Report") by PaperFree Medical Solutions, Inc., the undersigned hereby certifies that:

1. The Report complies in all material respects with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Registrant.

Date: July 21, 2008	By: /s/ Michael J. Gelmon
Name: Michael J. Gelmon
Title: CEO & CFO

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.